UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2010

PACIFICHEALTH LABORATORIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23495	22-3367588
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

100 Matawan Road, Suite 420 Matawan, NJ	07747-3913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (732) 739-2900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 27, 2010, PacificHealth Laboratories, Inc. (the “Registrant”) entered into a consulting agreement (the “Agreement”) with Signal Nutrition LLC (“Signal”).  Robert Portman, a Director of the Registrant is the sole member of Signal. Under the terms of the Agreement, Signal will work with outside researchers on behalf of the Registrant, assist the Registrant in developing new products and formulate sales and marketing plans.  The Agreement has an initial term of six months, with options by either party to renew for an additional six months, subject, however, to the right of either party to terminate on 15 days notice.  The Registrant will pay Signal a fee of $11,000 per month, commencing September 1, 2010, during the term of the Agreement.

The foregoing description is a summary and is qualified in its entirety by a copy of the Agreement attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Consulting Agreement dated July 27, 2010 by and between PacificHealth Laboratories, Inc. and Signal Nutrition LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICHEALTH LABORATORIES, INC.

Dated: July 29, 2010	By:	/s/ Stephen P. Kuchen
Stephen P. Kuchen Chief Financial Officer

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